As filed with the Securities and Exchange Commission on July ___, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              HYBRID NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           77-02520931
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                            6409 GUADALUPE MINES ROAD
                             SAN JOSE, CA 95120-5000
          (Address of Principal Executive Offices, including Zip Code)

                             1999 STOCK OPTION PLAN
                         1999 OFFICER STOCK OPTION PLAN
                            (Full Title of the Plans)

                                CARL S. LEDBETTER
                             CHIEF EXECUTIVE OFFICER
                              HYBRID NETWORKS, INC.
                            6409 GUADALUPE MINES ROAD
                             SAN JOSE, CA 95120-5000
                                 (408) 323-6255
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                               Edwin N. Lowe, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306


                         CALCULATION OF REGISTRATION FEE

---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
                                                                  PROPOSED              PROPOSED
                                              AMOUNT              MAXIMUM               MAXIMUM             AMOUNT OF
                                              TO BE          OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED             SHARE                 PRICE                 FEE
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
Common Stock, $0.001 par value               614,045 (1)        $ 2.50 (2)           $1,535,113 (2)           $427
Common Stock, $0.001 par value             1,885,955 (3)        $ 0.50 (4)           $  942,978 (4)           $262
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------
               TOTAL                       2,500,000                                                          $689
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------

(1) Shares available for grant as of July 9, 1999 under the 1999 Stock Option Plan and the 1999 Officer Stock Option Plan.

(2) Estimated as of July 8, 1999 pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of July 9, 1999 under the 1999 Stock Option Plan and the 1999 Officer Stock Option Plan.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                              HYBRID NETWORKS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's annual report on Form 10-K for the year ended December 31, 1998, that contains audited financial statements of the Registrant for the years ended December 31, 1998, 1997 and 1996.

         (b) The Registrant's quarterly report on Form 10-Q for the three months ended March 31, 1999.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
              Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

              The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Fenwick & West LLP, Palo Alto, California.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

              As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors in connection with defending a civil or criminal action, suit or proceeding (except if the agent is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the corporation or any willful and deliberate breach in bad faith of such agent's duty to the corporation or its stockholders); and (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents.

              The Registrant's policy is to enter into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims (i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board of Directors and successful proceedings brought to enforce a right to indemnification under the Indemnity Agreement, the charter documents or any other statute or law or otherwise although indemnification may be provided by the Company in specific cases if the Board of Directors finds it appropriate, (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents in advance in writing to such settlement, (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws, (iv) on account of conduct by a director which is finally adjudged to have been in bad faith or conduct that the director did not reasonably believe to be in, or not opposed to, the best interests of the Registrant, (v) on account of any criminal action or proceeding arising out of conduct that the director had reasonable cause to believe was unlawful or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

              The indemnity agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Certificate of Incorporation, the Bylaws, the indemnity agreement or otherwise, to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law or otherwise.

              The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended.

              As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


ITEM 8. EXHIBITS.


   EXHIBIT
   NUMBER                              EXHIBIT TITLE
--------------    --------------------------------------------------------------
    4.01          Form of Registrant's Amended and Restated Certificate of
                  Incorporation (incorporated herein by reference to Exhibit
                  3.03 of the Registrant's Registration Statement on Form S-1,
                  Registration No. 333-36001 originally filed with the
                  Commission on September 19, 1997, as subsequently amended (the
                  "Form S-1")).




    4.02 Form of Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.05 of the Form S-1).

    4.03          Registrant's 1999 Stock Option Plan.

    4.04          Registrant's 1999 Officer Stock Option Plan.

    5.01          Opinion of Fenwick & West LLP.

    23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

    23.02         Consent of Independent Auditors.

    23.03         Consent of Independent Accountants.

    24.01         Power of Attorney (see page 6).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 9th day of July, 1999.

                                       HYBRID NETWORKS, INC.


                                       By:  /s/  CARL S. LEDBETTER
                                          ------------------------
                                            Carl S. Ledbetter
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Carl S. Ledbetter and Judson W. Goldsmith, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                 SIGNATURE                                     TITLE                               DATE
                 ---------                                     -----                               ----

PRINCIPAL EXECUTIVE OFFICER:

/s/  CARL S. LEDBETTER                         Chief Executive Officer and Chairman            July 9, 1999
------------------------------------                 of the Board of Directors
Carl S. Ledbetter

PRINCIPAL FINANCIAL OFFICER:

/s/ JUDSON W. GOLDSMITH                              Vice President, Finance and               July 9, 1999
------------------------------------               Administration, Treasurer and
Judson W. Goldsmith                            Chief Financial Officer and Secretary

PRINCIPAL ACCOUNTING OFFICER:

/s/ THARA EDSON
------------------------------------                   Corporate Controller                    July 9, 1999
Thara Edson

ADDITIONAL DIRECTORS

/s/  JAMES R. FLACH
------------------------------------                         Director                          July 9, 1999
James R. Flach

/s/ STEPHEN E. HALPRIN
------------------------------------                         Director                          July 9, 1999
Stephen E. Halprin

/s/  GARY M. LAUDER
------------------------------------                         Director                          July 9, 1999
Gary M. Lauder

/s/  DOUGLAS M. LEONE
------------------------------------                         Director                          July 9, 1999
Douglas M. Leone


                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                                                    EXHIBIT TITLE
--------------    ----------------------------------------------------------------------------------------------------
    4.01          Form of Registrant's Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.03 of the Registrant's Registration Statement on Form S-1, Registration No.
                  333-36001 originally filed with the Commission on September 19, 1997, as subsequently amended
                  (the "Form S-1")).

    4.02          Form of Registrant's Amended and Restated Bylaws (incorporated herein by reference to Exhibit
                  3.05 of the Form S-1).

    4.03          Registrant's 1999 Stock Option Plan.

    4.04          Registrant's 1999 Officer Stock Option Plan.

    5.01          Opinion of Fenwick & West LLP.

   23.01          Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02          Consent of Independent Auditors.

   23.03          Consent of Independent Accountants

   24.01          Power of Attorney (see page 6).
